EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-289721) and Form S-8 (No. 333-124867, No. 333-158772, No. 333-223352, No. 333-272976, and No. 333-289697) of WidePoint Corporation (the “Company”) of our report dated March 25, 2026, relating to the consolidated financial statements of the Company appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2025.

/s/ Baker Tilly US, LLP

Los Angeles, California

March 25, 2026